Exhibit 3.38

FILED - Oklahoma Secretary of State #1912329139 01/18/2012
01/18/2012 08:32 AM OKLAHOMA SECRETARY OF STATE
SOS
18394980002
shall be an amount equal to one-tenth of one percent (1/10th of 1%) of such increase.
PRINT CLEARLY
AMENDED
CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT OF STOCK)
TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building Oklahoma City, Oklahoma 73105-4897 (405)-521-3912
The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:
1. A. The name of the corporation is:
SERCEL ACQUISITION CORP.
B. As amended: The name of the corporation has been changed to:
SERCEL-GRC CORP.
(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., Inc. or ltd.)
2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:
JEFFREY C. RAMBACH 2 W 2ND ST. STE. 700 TULSA TULSA 74103-3117
Name of Agent Street Address City (P.O. BOXES ARE NOT ACCEPTABLE) County Zip Code
PERPETUAL
3. The duration of the corporation is:

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:
NUMBER OF SHARES SERIES PAR VALUE PER SHARE
(If any) (Or, if without par value, so state)
COMMON 50,000 $1.00
PREFERRED
5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:
Name Change
That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.
That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 17th day of January, 2012.
/s/ Arnaud Surpas
By: Arnaud Surpas
President
ATTEST:
/s/ Kenneth O. Fitts
By: Kenneth O. Fitts
Secretary
(SOS FORM 004-12/01)